UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2011

DANVERS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33896	04-3445675
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Conant Street

Danvers, Massachusetts 01923

(Address of principal executive offices) (Zip code)

(978) 777-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On January 20, 2011, Danvers Bancorp, Inc., a Delaware corporation (the “Company”), announced that the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with People’s United Financial, Inc., a Delaware corporation (“People’s United”).  Pursuant to the Merger Agreement, People’s United will acquire the Company in a 55% stock and 45% cash merger transaction valued at approximately $493 million, based on the 10-day average closing price of People’s common stock for the period ended January 19, 2011.

The Merger Agreement provides that at the Effective Time (as defined in the Merger Agreement), the Company will be merged with and into People’s United (the “Merger”), with People’s United continuing as the surviving corporation. Simultaneously with the effective time of the Merger, the Company’s subsidiary bank, Danversbank, will be merged with and into People’s United subsidiary bank, People’s United Bank, with People’s United Bank continuing as the surviving entity.

Under the terms and conditions of the Merger Agreement, the Company’s stockholders have the right to elect to receive (i) $23.00 in cash or (ii) 1.624 (the “Exchange Ratio”) shares of People’s United common stock for each share of Company common stock, subject to customary pro ration provisions, whereby 55% of Company shares are exchanged for stock and 45% for cash.

The Merger Agreement has been approved by the board of directors of each of the Company and People’s United.  The Merger Agreement contains customary representations and warranties of the parties.  Subject to the approval of the Company’s common stockholders, regulatory approvals and other customary closing conditions, the parties anticipate completing the transaction late in the second quarter of 2011. The Merger Agreement also contains a “no shop” provision that, in general, restricts the Company’s ability to solicit third party acquisition proposals or, subject to certain exceptions, provide information to or engage in discussions or negotiations with third parties that have made or are reasonably likely to make an acquisition proposal.

The Merger Agreement contains certain termination rights and provides that upon the termination of the Merger Agreement under specified circumstances, including a change in recommendation of the Company’s board of directors, the Company will be obligated to pay People’s United a termination fee of $19,725,00.

The Company will have the right to terminate the Merger Agreement if the average closing price of People’s United common stock during the five trading day period ending on the trading day immediately preceding the date of receipt of all required regulatory approvals is less than $11.33 and People’s United common stock underperforms the specified peer-group index by 20%, unless People’s United were to elect to make a compensating adjustment to the Exchange Ratio.

The foregoing summary is not a complete description of all of the parties’ rights and obligations under the Merger Agreement and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. A copy of the related press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2011, each of Kevin T. Bottomley, James J. McCarthy, John J. O’Neil and L. Mark Panella (the “Executives”) entered into a settlement agreement with People’s United, People’s United Bank, the Company and Danversbank pursuant to which each Executive will receive the payments and benefits provided under his settlement agreement in satisfaction of all rights to payments and benefits under the Executive’s individual employment agreement and the Danversbank Supplemental Executive Retirement Plan (the “SERP”), as applicable.  Rights to these payments and benefits under each Executive’s employment agreement and the SERP would have otherwise been triggered absent the settlement agreement in connection with the Merger.

The terms of each settlement agreement are substantially similar, except as noted below.  Under the settlement agreements, upon their terminations of employment on the closing date of the Merger, Messrs. Bottomley, McCarthy, O’Neil and Panella will receive lump sum severance amounts equal to the total of (i) $2,538,777, $1,325,250, $1,281,303 and $965,328, respectively, (ii) an amount equal to a pro rata portion of the Executive’s target cash annual bonus for calendar year 2011 and (iii) a gross-up for any excise taxes imposed on the Executive under Section 4999 of the Code as a result of the Merger.  Messrs. Bottomley, McCarthy, O’Neil and Panella will also receive a lump sum payment amount otherwise payable under the SERP equal to $5,489,039.96, $2,151,909.90, $2,267,752.90 and $1,508,890.22, respectively.  In addition, upon their terminations of employment, the Executives and their dependents will receive continued group health, dental and vision insurance coverage for thirty-six (36) months, with the Executive paying the same share of any premiums the Executive was paying as an employee, as also contemplated under each Executive’s employment agreement.  In order for each Executive to pay the remaining premiums due on the long-term care insurance policies maintained for the benefit of the Executive and the Executive’s spouse, Messrs. Bottomley, McCarthy, O’Neil and Panella will also receive lump sum payments of $103,511.52, $110,446.63, $99,256.92 and $103,507.32, respectively.  The settlement agreements for Messrs. McCarthy, O’Neil and Panella also provide that these Executives will receive ownership and title, free of any encumbrances, of the company-provided automobile utilized by the Executive (or a payment to purchase any such automobile, if such automobile is leased).

The foregoing description of the settlement agreements is qualified in its entirety by reference to the settlement agreements that are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated by reference herein.

Cautionary Note

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified. All statements other than statements of historical fact contained in this Current Report on Form 8-K, including, among other things, statements regarding future events, the parties’ future financial performance, business strategy, and plans and objectives for future operations, are forward-looking statements. Forward-looking statements are typically identified by terminology including “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” or “will” or the negative of these terms or other comparable terminology. The Company cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are only expectations and involve known and unknown risks, uncertainties and other factors. New risks emerge from time to time and it is not possible for the Company to predict all risks, nor can it address the impact of all factors on the Company’s business or the extent to which any risk, or combination of risks, may cause its actual results to differ materially from those contained in any forward-looking statements. You should not place undue reliance on any such forward-looking statement, each of which speaks only as of the date of this Current Report on Form 8-K. Some of the factors that could cause the Company’s results to differ materially from those described in such forward-looking statements can be found in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. Except as required by law, the Company undertakes no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform its statements to actual results or changed expectations.

Important Additional Information About the Transaction

The press release included as Exhibit 99.1 may be deemed to be solicitation material in respect of the proposed merger of the Company and People’s United. The proposed transaction will be submitted to stockholders of the Company for their consideration. In connection with the proposed transaction, People’s United will file with the

SEC a registration statement on Form S-4 that will include a proxy statement of the Company. Stockholders of the Company are urged to read the Proxy Statement/Prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the Proxy Statement/Prospectus, as well as other filings containing information about the Company at the SEC’s internet site (http://www.sec.gov). Copies of the Proxy Statement/Prospectus and the SEC filings that will be incorporated by reference in the Proxy Statement/Prospectus can be obtained, free of charge, by directing a request to Michael W. McCurdy, Executive Vice President, General Counsel and Corporate Secretary, (978) 624-1060, One Conant Street, Danvers, MA 01923.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation, or sale is unlawful before registration or qualification of the securities under the securities laws of the jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Certain Information Regarding Participants

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on March 16, 2010 and its proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on April 16, 2010. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive Proxy Statement/Prospectus and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents as described in the preceding paragraph.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of January 20, 2011, by and among People’s United Financial, Inc. and Danvers Bancorp, Inc.
10.1	Settlement Agreement, dated as of January 20, 2010, by and among Kevin T. Bottomley, People’s United Financial, People’s United Bank, Danvers Bancorp, Inc. and Danverbank
10.2	Settlement Agreement, dated as of January 20, 2010, by and among James J. McCarthy, People’s United Financial, People’s United Bank, Danvers Bancorp, Inc. and Danverbank
10.3	Settlement Agreement, dated as of January 20, 2010, by and among John J. O’Neil, People’s United Financial, People’s United Bank, Danvers Bancorp, Inc. and Danverbank
10.4	Settlement Agreement, dated as of January 20, 2010, by and among L. Mark Panella, People’s United Financial, People’s United Bank, Danvers Bancorp, Inc. and Danverbank
99.1	Joint Press Release by People’s United Financial, Inc. and Danvers Bancorp, Inc. dated January 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANVERS BANCORP, INC.

By:	/s/ Michael W. McCurdy
Name: Michael W. McCurdy
Title: Executive Vice President, General Counsel and Corporate Secretary

Date: January 20, 2011

EXHIBIT INDEX

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of January 20, 2011, by and among People’s United Financial, Inc. and Danvers Bancorp, Inc.
10.1	Settlement Agreement, dated as of January 20, 2010, by and among Kevin T. Bottomley, People’s United Financial, People’s United Bank, Danvers Bancorp, Inc. and Danverbank
10.2	Settlement Agreement, dated as of January 20, 2010, by and among James J. McCarthy, People’s United Financial, People’s United Bank, Danvers Bancorp, Inc. and Danverbank
10.3	Settlement Agreement, dated as of January 20, 2010, by and among John J. O’Neil, People’s United Financial, People’s United Bank, Danvers Bancorp, Inc. and Danverbank
10.4	Settlement Agreement, dated as of January 20, 2010, by and among L. Mark Panella, People’s United Financial, People’s United Bank, Danvers Bancorp, Inc. and Danverbank
99.1	Joint Press Release by People’s United Financial, Inc. and Danvers Bancorp, Inc. dated January 20, 2011